EXHIBIT 32.1


      In connection with the quarterly report of BPC Holding Corporation and Berry Plastics Corporation (the "Registrants") on Form 10-Q for the quarter ended September 25, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ira G. Boots, the President and Chief Executive Officer of the Registrants, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrants.


/s/ Ira G. Boots
----------------------------
Ira G. Boots
President and Chief Executive Officer

Date: November 8, 2004